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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Peoples BancTrust Company, Inc. on Form S-3 (File No. 33-60935) and form S-8 (File No. 333-43363) of our report dated March 18, 1999, on our audits of the consolidated financial statements of The Peoples BancTrust Company, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 which report is incorporated by reference in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama
April 12,